
                                                                                                                        Exhibit 11.1

                                                        FORTE SOFTWARE, INC.
                                               COMPUTATION OF INCOME (LOSS) PER SHARE
                                                (in thousands, except per share data)

                                                       Three Months Ended                       Six Months Ended
                                                          September 30,                          September 30,
                                                      1995              1996                1995               1996
                                                  -----------        ----------         -----------         ----------
Computation of weighted average common
and common equivalent shares outstanding:

Weighted average common shares outstanding           3,994,347        18,339,126           3,839,386         18,330,608

Weighted average common shares attributable
to stock options and warrants                           73,186         2,739,315             159,082          2,776,732
Stock related to SAB 83                                                                    1,696,530
                                                     1,696,530                 -                                      -
Total common and SAB 83 weighted average
shares outstanding                                   5,764,063        21,078,441           5,694,998         21,107,340

Net income (loss)                                 $(1,415,000)        $1,445,000        $(3,288,000)         $1,738,000
                                                  ============       ===========        ============         ==========

Net income (loss) per share                            $(0.25)             $0.07             $(0.58)              $0.08
                                                       =======            ======             =======              =====


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